[LOGO] SUN
       BANCORP, INC.

News Release


Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

       Sun Bancorp Announces 50% Increase in First Quarter 2005 Net Income

                   Sun Bancorp, Inc. - 2005 Momentum Continues

Our mission is uncompromising...
                 ...to be the Premier Community Bank in every community we serve

VINELAND, NJ, April 13, 2005 - Sun Bancorp, Inc. (NASDAQ:SNBC) today reported a 50% increase in first quarter 2005 net income compared to the first quarter 2004. Net income was $5.1 million, or $.26 per share ($.28 unadjusted for stock dividend), for the quarter ended March 31, 2005, compared to net income of $3.4 million, or $.21 per share, for the first quarter 2004. Net income for the first quarter increased 8.5% over the linked fourth quarter 2004 net income of $4.7 million, or $.24 per share. Earnings per share data is adjusted for the 5% common stock dividend declared in March 2005 and payable April 20, 2005, which increased the current quarter fully diluted shares by approximately 927,000 shares.

         "We are pleased with the record net income for the first quarter," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly-owned subsidiary, Sun National Bank. "We entered 2005 with confidence that the strategic initiatives we have executed to date would deliver sustained, improving results. We are on track to achieve the objectives in our current performance plan and there is good underlying momentum supporting our growth."

                                    --more--


          Sun National Bank o 226 Landis Avenue o Vineland, NJ o 08036
                  (856) 691-7700 o www.sunnb.com o Member FDIC

Sun Bancorp 1Q 2005 Results - page two

The following is a financial overview for the quarter:

o Total assets were $3.051 billion at March 31, 2005, compared to $2.594 billion at March 31, 2004, an increase of 17.6%. During the third quarter 2004, the Company acquired assets of approximately $374 million and recorded purchase adjustments of approximately $67 million from the acquisition of Community Bancorp of New Jersey (Community). Total assets at March 31, 2005 were level with December 31, 2004, while the core businesses, primarily loans, grew by 2.0%. The overall growth of total assets was managed by the planned reduction of investments securities of over 5% during the quarter. This reduction of investments securities will continue during 2005 and supplement funding for loan portfolio growth.

o Total loans at March 31, 2005 were $1.908 billion, representing an increase of $478.0 million, or 33.4%, compared to March 31, 2004. Of this 33.4% increase, 17.3%, or approximately $248 million, represents organic loan growth. The remaining increase is attributable to loans acquired from Community. On a linked quarter basis, total loans increased $37.8 million, or 2.0% (net of loan prepayments approximating $40 million). Our loan to deposit ratio of 80% at March 31, 2005 compares to 77% at December 31, 2004, and 69% at March 31, 2004. This increasing trend is in line with our previously stated goal of redeploying investments to loans after the December 2003 branch acquisition.

o Allowance for loan losses was $22.2 million, or 1.17% of gross loans, at March 31, 2005, compared to $22.0 million, or 1.18%, at December 31, 2004, and $17.9 million, or 1.25%, at March 31, 2004. Overall credit quality improved significantly over the prior year period. Total non-performing assets of $15.2 million at March 31, 2005, or .80% of total loans and real estate owned, decreased $9.6 million, or 38.7%, over March 31, 2004, from $24.8 million, or 1.73% of total loans and real estate owned. On a linked quarter basis, total non-performing assets decreased by $2.1 million. Net charge-offs for the quarter were $325,000, compared to $356,000 for the first quarter 2004 and $202,000 for the linked quarter.

                                    --more--

Sun Bancorp 1Q 2005 Results - page three


o Total deposits were $2.385 billion at March 31, 2005, compared to $2.430 billion at December 31, 2004 and $2.073 billion at March 31, 2004. Deposit growth year-to-year is attributable to acquisitions and internal growth, net of deposit attrition from the branch rationalization program. The decline in deposits of approximately $45 million on a linked quarter basis reflects the planned attrition of deposits from the recently completed branch rationalization program and seasonal declines, primarily in public funds deposits. The total year-to-year deposit growth of $312.0 million represents an increase in core deposits (demand and savings) of $171.9 million, or 11.1%, at March 31, 2005 over the prior year and non-core (CD's) growth of $140.3 million, or 26.9%, over the same period. Core deposits at March 31, 2005 represent 72.3% of total deposits.

o Total shareholders' equity of $281.7 million at March 31, 2005 increased $88.8 million over March 31, 2004. The increase is primarily the result of the Company's net income and the equity attributable to the Community acquisition. Shares outstanding at March 31, 2005 of 18.2 million increased 23.3% over March 31, 2004, primarily due to the acquisition of Community. As a result of the March 17, 2005 declaration of a 5% stock dividend, total outstanding shares will increase by approximately 863,000 shares on April 20, 2005. For the current quarter and all periods presented, all per share data is dividend adjusted. Book value at March 31, 2005 was $15.54, compared to $13.14 at March 31, 2004. Tangible book value at March 31, 2005 was $7.93 compared to $7.99 at March 31, 2004.

o Net interest income (tax-equivalent basis) for the quarter of $24.5 million increased $4.2 million, or 20.7%, over the prior year comparable quarter, and decreased $600,000, or 2.4%, over the linked quarter. Net interest margin for the quarter of 3.55% compares to 3.46% for the comparable prior year quarter and 3.68% for the linked fourth quarter 2004. The fourth quarter 2004 normalized margin adjusted for non-recurring cash basis loan income is 3.59%.The decrease of 4 basis points over this normalized linked quarter margin was on plan and margin for the year is expected to range between 3.55% - 3.60%.

                                    --more--

Sun Bancorp 1Q 2005 Results - page four

o Total operating non-interest income of $4.1 million was level with the linked quarter and increased $636,000, or 18.4%, over the comparable prior year period. The increase over the comparable prior year quarter reflects the enhancement of existing fee-based products and services, as well as the impact of additional fee income from the December 2003 branch acquisition and the Community acquisition. The current quarter over the linked quarter was impacted by a flattening in direct service charge income as a result of increased earnings credit rates on analysis accounts. Our Small Business Administration (SBA) loan program generated approximately $340,000 of loan sale premiums for the quarter, compared to $108,000 for the fourth quarter 2004, and $289,000 for the full year 2004. Sun currently ranks 10th in 2005 SBA loan production in New Jersey, versus 16th in 2004. Other areas such as cash management and our commercial loan derivative products continue to enhance our customer relationships and strengthen our competitive position, especially in our newly expanded markets.

o Total operating non-interest expenses for the quarter of $20.4 million increased $1.9 million, or 10.3%, over the comparable prior year period. This increase is primarily due to the additional operating expenses and amortization of intangible expenses related to the December 2003 branch acquisition and the Community acquisition. Total operating non-interest expenses decreased $1.1 million, or 5.1%, compared to the linked quarter of $21.5 million. The Company continues to aggressively manage expenses and 2005 begins to reflect the positive impact of the strategic initiatives of the past several years, most notably the completion of the branch rationalization program. The efficiency ratio for the quarter of 71.9% compares to 77.8% for the comparable prior year period, and 75.9% for the linked fourth quarter 2004.

         "We continue to compete very effectively as the largest commercially-oriented bank that is headquartered in our footprint," Bracken added. "As we manage our business through 2005 with an eye on the economy and the interest rate environment, we continue to emphasize that our key strength is our people. With our talented and motivated team, we remain confident in our ability to continue to grow market share and profitability."

                                    --more--

Sun Bancorp 1Q 2005 Results - page five

         Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, NJ. Its primary subsidiary is Sun National Bank, serving customers through 73 full service branches in Southern and Central New Jersey, Philadelphia, PA, and New Castle County, DE. The Bank is an equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

         The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                    --more--

SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)


                                                                       Three months ended
                                                              March 31,                December 31,
                                                   ------------------------------    -----------------
                                                         2005             2004             2004
                                                   -------------    -------------    -----------------
Profitability for the period:
   Net interest income                                $      24,228    $      20,004    $      24,827
   Provision for loan losses                                    525              625              415
   Non-interest income                                        4,185            3,774            4,266
   Non-interest expense                                      20,434           18,491           22,084
   Income before income taxes                                 7,454            4,662            6,594
   Net income                                         $       5,113    $       3,421    $       4,686
                                                      =============    =============    =============

       Return on average assets (1)                            0.67%            0.53%            0.62%
       Return on average equity (1)                            7.27%            7.25%            6.75%
       Net interest margin (1)                                 3.55%            3.46%            3.68%
       Efficiency ratio                                       71.92%           77.76%           75.91%
Per share data:
   Earnings per common share (2):
      Basic                                                   $0.28            $0.23            $0.26
      Diluted                                                 $0.26            $0.21            $0.24

   Average equity to average assets                            9.20%            7.27%            9.15%


                                                              March 31,                December 31,
                                                   ------------------------------    -----------------
                                                         2005             2004             2004
                                                   -------------    -------------    -----------------
At period-end
   Assets                                             $   3,051,151    $   2,594,004    $   3,053,587
   Deposits                                               2,384,948        2,072,779        2,430,363
   Loans, net                                             1,885,347        1,411,656        1,847,721
   Investments                                              831,920          877,747          877,877
   Borrowings                                               295,774          218,707          254,310
   Shareholders' Equity                                     281,687          192,893          279,220

Credit quality and capital ratios:
   ALLL to total loans                                         1.17%            1.25%            1.18%
   Non-performing assets to total loans
      and real estate owned                                    0.80%            1.73%            0.92%
   Total allowance for loan losses to
      non-performing loans                                   161.73%           87.67%          153.64%

   Total Capital (to Risk Weighted Assets) (3):
       Sun Bancorp, Inc.                                      10.98%           11.38%           10.80%
       Sun National Bank                                      10.43%           10.78%           10.06%
   Tier I Capital (to Risk Weighted Assets) (3):
       Sun Bancorp, Inc.                                       9.97%            9.92%            9.78%
       Sun National Bank                                       9.42%            9.73%            9.04%
   Leverage Ratio (3):
       Sun Bancorp, Inc.                                       7.70%            6.93%            7.51%
       Sun National Bank                                       7.27%            6.82%            6.94%

   Book value (2)                                            $15.54           $13.14           $15.54
   Tangible book value (2)                                   $ 7.93           $ 7.99           $ 8.07

(1)  Three month ended amounts are annualized.
(2)  Data is adjusted for a 5% stock dividend declared in March 2005.
(3)  March 31, 2005 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                                 March 31,    December 31,
                                                                                   2005           2004
                                                                               -----------    -----------
ASSETS
     Cash and due from banks                                                   $    71,487    $    69,022
     Interest bearing bank balances                                                  4,220          1,878
     Federal funds sold                                                              3,393          4,002
                                                                               -----------    -----------
         Cash and cash equivalents                                                  79,100         74,902
     Investment securities available for sale (amortized cost -
         $784,057; 3/05, $823,896; 12/04)                                          774,688        819,424
     Investment securities held to maturity                                         40,575         43,048
     Loans receivable (net of allowance for loan losses -
         $22,235; 03/05, $22,037; 12/04)                                         1,885,347      1,847,721
     Restricted equity investments                                                  16,657         15,405
     Bank properties and equipment, net                                             36,970         36,830
     Real estate owned, net                                                          1,437          2,911
     Accrued interest receivable                                                    14,365         12,519
     Goodwill                                                                      104,606        104,969
     Intangible assets, net                                                         33,291         34,753
     Deferred taxes, net                                                             6,128          4,626
     Bank Owned Life Insurance                                                      47,585         47,179
     Other assets                                                                   10,402          9,300
                                                                               -----------    -----------
            TOTAL ASSETS                                                       $ 3,051,151    $ 3,053,587
                                                                               ===========    ===========

LIABILITIES
     Deposits                                                                  $ 2,384,948    $ 2,430,363
     Advances from the Federal Home Loan Bank                                      169,717        144,669
     Federal funds purchased                                                         2,000              -
     Securities sold under agreements to repurchase - FHLB                          50,000         50,000
     Securities sold under agreements to repurchase - customers                     74,057         59,641
     Debentures                                                                     77,322         77,322
     Other liabilities                                                              11,420         12,372
                                                                               -----------    -----------
         Total liabilities                                                       2,769,464      2,774,367

SHAREHOLDERS' EQUITY
     Preferred stock, $1 par value, 1,000,000 shares authorized, none issued             -              -
     Common stock, $1 par value, shares authorized, 25,000,000
         issued, 18,215,672; 03/05, 17,205,245; 12/04                               18,216         17,205
     Additional paid in capital                                                    264,075        244,108
     Retained earnings                                                               6,517         21,718
     Accumulated other comprehensive loss                                           (6,075)        (2,765)
     Treasury stock at cost, 90,562 shares                                          (1,046)        (1,046)
                                                                               -----------    -----------
     Total shareholders' equity                                                    281,687        279,220
                                                                               -----------    -----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 3,051,151    $ 3,053,587
                                                                               ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                          For the Three Months
                                                             Ended March 31,
                                                          ---------------------
                                                              2005      2004
                                                           -------   -------
INTEREST INCOME:
     Interest and fees on loans                            $29,076   $21,050
     Interest on taxable investment securities               6,128     6,329
     Interest on non-taxable investment securities             468       506
     Dividends on restricted equity investments                188       106
     Interest on federal funds sold                             40        62
                                                           -------   -------
         Total interest income                              35,900    28,053

INTEREST EXPENSE:
     Interest on deposits                                    8,124     5,440
     Interest on borrowed funds                              2,422     1,800
     Interest on debentures                                  1,126       809
                                                           -------   -------
         Total interest expense                             11,672     8,049
                                                           -------   -------
            Net interest income                             24,228    20,004
                                                           -------   -------
Provision for loan losses                                      525       625
                                                           -------   -------
     Net interest income after provision for loan losses    23,703    19,379

NON-INTEREST INCOME:
     Service charges on deposit accounts                     2,238     2,162
     Other service charges                                      45        96
     Gain on sale of fixed assets                              100         -
     Gain on sale of loans                                     341         6
     Gain on sale of investment securities                       -       325
     Other                                                   1,461     1,185
                                                           -------   -------
         Total non-interest income                           4,185     3,774

NON-INTEREST EXPENSE:
     Salaries and employee benefits                         10,244     9,516
     Occupancy expense                                       3,079     2,463
     Equipment expense                                       1,978     1,545
     Data processing expense                                   931       965
     Amortization of intangible assets                       1,147     1,160
     Other                                                   3,055     2,842
                                                           -------   -------
         Total non-interest expenses                        20,434    18,491
                                                           -------   -------
INCOME BEFORE INCOME TAXES                                   7,454     4,662
INCOME TAXES                                                 2,341     1,241
                                                           -------   -------
NET INCOME                                                 $ 5,113   $ 3,421
                                                           =======   =======

Basic earnings per share (1)                               $  0.28   $  0.23
Diluted earnings per share (1)                             $  0.26   $  0.21


(1)  Data is adjusted for a 5% stock dividend declared in March 2005.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                        2005            2004            2004            2004            2004
                                                         Q1              Q4              Q3              Q2              Q1
                                                    -----------      ----------      ----------      ----------      ----------
Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                    $ 1,631,715      $1,603,868      $1,494,528      $1,271,369      $1,210,624
       Home equity                                      128,045         122,735         121,480          93,851          85,822
       Second mortgage                                   48,643          50,541          51,417          47,482          48,932
       Residential real estate                           27,630          26,117          31,669          30,064          32,320
       Installment                                       71,549          66,497          62,181          56,386          51,841
                                                    -----------     -----------     -----------     -----------     -----------
          Total loans                                 1,907,582       1,869,758       1,761,275       1,499,152       1,429,539
            Allowance for loan losses                   (22,235)        (22,037)        (21,824)        (18,701)        (17,883)
                                                    -----------     -----------     -----------     -----------     -----------
              Net Loans                               1,885,347       1,847,721       1,739,451       1,480,451       1,411,656
    Goodwill                                            104,606         104,969          99,810          50,581          50,578
    Intangible assets, net                               33,291          34,753          36,179          23,875          25,035
    Total Assets                                      3,051,151       3,053,587       3,013,256       2,580,952       2,594,004
    Total Deposits                                    2,384,948       2,430,363       2,429,364       2,042,984       2,072,779
    Advances from the Federal Home Loan Bank            169,717         144,669         149,569         154,418         159,216
    Federal funds purchased                               2,000               -               -               -               -
    Securities repurchase agreements  - customers        74,057          59,641          69,930          69,425          59,491
    Securities repurchase agreements  - FHLB             50,000          50,000               -          50,000               -
    Total shareholders' equity                          281,687         279,220         275,828         185,441         192,893
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                    $ 1,617,334      $1,526,912      $1,457,918      $1,234,073      $1,187,246
       Home equity                                      126,069         121,287         115,961          90,201          82,843
       Second mortgage                                   49,210          51,539          51,302          48,100          50,442
       Residential real estate                           26,241          29,001          31,893          31,410          30,623
       Installment                                       67,606          63,810          60,039          54,117          51,721
                                                    -----------     -----------     -----------     -----------     -----------
          Total loans                                 1,886,460       1,792,549       1,717,113       1,457,901       1,402,875
    Securities and other earning assets                 868,441         930,823         963,473         867,504         937,551
    Total earning assets                              2,754,901       2,723,372       2,680,586       2,325,404       2,340,426
    Total assets                                      3,058,645       3,034,530       2,974,943       2,569,426       2,596,370
    Non-interest-bearing demand deposits                487,915         531,900         512,643         408,678         389,393
    Total deposits                                    2,387,990       2,448,687       2,393,406       2,053,978       2,079,262
    Total interest-bearing liabilities                2,275,907       2,211,670       2,193,156       1,949,473       1,985,765
    Total shareholders' equity                          281,507         277,710         247,741         188,837         188,631
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                                  10.98%          10.80%          11.18%          11.39%          11.38%
       Sun National Bank                                  10.43%          10.06%          10.44%          10.78%          10.78%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                                   9.97%           9.78%          10.13%          10.03%           9.92%
       Sun National Bank                                   9.42%           9.04%           9.39%           9.73%           9.73%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                                   7.70%           7.51%           7.61%           7.32%           6.93%
       Sun National Bank                                   7.27%           6.94%           7.07%           7.11%           6.82%

    Average equity to average assets                       9.20%           9.15%           8.33%           7.35%           7.27%

    ALLL to total loans                                    1.17%           1.18%           1.24%           1.25%           1.25%
    Non-performing assets to total loans
       and real estate owned                               0.80%           0.92%           0.79%           1.64%           1.73%
    Total allowance for loan losses to
       non-performing loans                              161.73%         153.64%         180.90%          83.61%          87.67%
Other data:
    Net (charge-offs) recoveries                           (325)           (202)           (115)             84            (356)
                                                    ===========     ===========     ===========     ===========     ===========
    Non-performing assets:
       Non-accrual loans                                 13,461          13,457          11,528          20,728          19,847
       Loans past due 90 days                               287             886             536           1,640             551
       Real estate owned, net                             1,437           2,911           1,860           2,211           4,444
                                                    -----------     -----------     -----------     -----------     -----------
         Total non-performing assets                     15,185          17,254          13,924          24,579          24,842
                                                    ===========     ===========     ===========     ===========     ===========

(1)  March 31, 2005 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                     2005             2004             2004             2004            2004
                                                      Q1               Q4               Q3               Q2              Q1
                                                 ------------     ------------     ------------     ------------    ------------
Profitability for the quarter:
     Tax-equivalent interest income              $     36,140     $     35,112     $     33,225     $     28,620    $     28,313
     Interest expense                                  11,672           10,043            9,041            7,818           8,049
       Tax-equivalent net interest income              24,468           25,069           24,184           20,802          20,264
       Tax-equivalent adjustment                          240              242              240              259             260
     Provision for loan losses                            525              415              300              735             625
          Non-interest income excluding
            security gains, branch sales
            and fixed asset sales                       4,085            4,046            3,820            3,931           3,449
     Security gains                                         -              227              277              578             325
     Gain (loss) on sale of fixed assets                  100               (7)             152            2,321               -
           Non-interest expense excluding
             amortization of intangible assets         19,287           20,658           19,715           18,180          17,331
     Amortization of intangible assets                  1,147            1,426            1,522            1,160           1,160
     Income before income taxes                         7,454            6,594            6,656            7,298           4,662
     Income tax expense                                 2,341            1,908            2,164            2,268           1,241
     Net Income                                         5,113            4,686            4,492            5,030           3,421
                                                 ============     ============     ============     ============    ============

Financial ratios:
     Return on average assets (1)                        0.67%            0.62%            0.60%            0.78%           0.53%
     Return on average equity (1)                        7.27%            6.75%            7.25%           10.65%           7.25%
     Net interest margin (1)                             3.55%            3.68%            3.61%            3.58%           3.46%
     Efficiency ratio                                   71.92%           75.91%           75.33%           70.65%          77.76%
Per share data:
     Net Income                                  $      5,113     $      4,686     $      4,492     $      5,030    $      3,421
                                                 ============     ============     ============     ============    ============

     Earnings per common share (2), (3):
        Basic                                    $       0.28     $       0.26     $       0.25     $       0.34    $       0.23
        Diluted                                  $       0.26     $       0.24     $       0.24     $       0.32    $       0.21
     Book value (2)                              $      15.54     $      15.54     $      15.37     $      12.63    $      13.14
     Tangible book value (2)                     $       7.93     $       8.07     $       7.79     $       7.56    $       7.99
     Average basic shares                          18,010,434       17,961,694       17,657,777       14,681,217      14,660,369
     Average fully diluted shares                  19,371,080       19,347,621       18,953,197       15,831,542      15,960,719
 Operating non-interest income breakdown:
     Service charges on deposit accounts                2,238            2,286            2,387            2,209           2,162
     Other service charges                                 45               21               27              210              96
     Gain on sale of loans                                341              108               70              105               6
     Other income                                       1,461            1,631            1,336            1,407           1,185
                                                 ------------     ------------     ------------     ------------    ------------
       Total operating non-interest income              4,085            4,046            3,820            3,931           3,449
Non-operating income items:
     Gain on sale of investment securities                  -              227              277              578             325
     Gain (loss) on sale of fixed assets
       relating to branch disposals                       100               (7)             175                -               -
     (Loss) gain on sale of fixed assets                    -                -              (23)           2,321               -
                                                 ------------     ------------     ------------     ------------    ------------
       Non-operating income before tax effect             100              220              429            2,899             325
                                                 ------------     ------------     ------------     ------------    ------------
Total non-interest income                               4,185            4,266            4,249            6,830           3,774
                                                 ============     ============     ============     ============    ============
Operating non-interest expense breakdown:
     Salaries and employee benefits                    10,244           10,964           10,541            9,099           9,516
     Occupancy expense                                  3,079            2,567            2,570            2,324           2,463
     Equipment expense                                  1,978            1,944            1,871            1,731           1,545
     Data processing expense                              931            1,014              976            1,018             965
     Amortization of intangible assets                  1,147            1,426            1,522            1,160           1,160
     Other expenses                                     3,055            3,539            3,299            3,554           2,842
                                                 ------------     ------------     ------------     ------------    ------------
       Total operating non-interest expense            20,434           21,454           20,779           18,886          18,491
Non-operating expense items:
     Lease buy-out charges related to
       branch disposals                                     -                -              306              378               -
     Write-off of fixed assets related to
       branch disposals                                     -                -              120               76               -
     Severance expense relating to
       branch disposals                                     -                -               57                -               -
     Gain on sale of branch real estate                     -                -              (35)               -               -
     Other branch rationalization costs                     -              171               10                -               -
     Litigation Reserve                                     -              459                -                -               -
                                                 ------------     ------------     ------------     ------------    ------------
Total non-interest expense                             20,434           22,084           21,237           19,340          18,491
                                                 ============     ============     ============     ============    ============

(1)  Annualized.
(2)  Data is adjusted for a 5% stock dividend declared in March 2005.
(3) Earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)


                                             Three months ended March 31,         Three months ended March 31,
                                            ------------------------------        -----------------------------
                                                          2005                                 2004
                                            ------------------------------       ------------------------------
                                              Average            Average           Average            Average
                                              Balance   Interest Yield/Cost        Balance   Interest Yield/Cost
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial            $ 1,617,334 $ 25,135     6.22 %      $ 1,187,246 $ 17,921     6.04 %
       Home equity                              126,069    1,499     4.76             82,843      797     3.85
       Second mortgage                           49,210      756     6.15             50,442      798     6.33
       Residential real estate                   26,241      475     7.24             30,623      515     6.73
       Installment                               67,606    1,211     7.17             51,721    1,019     7.88
                                            -----------  -------                 ----------- --------
          Total loans receivable              1,886,460   29,076     6.17          1,402,875   21,050     6.00
    Investment securities (3)                   855,347    6,993     3.27            904,036    7,192     3.18
    Interest-bearing deposit with banks           6,428       31     1.93              6,697        9     0.54
    Federal funds sold                            6,666       40     2.40             26,818       62     0.92
                                            -----------  -------                 ----------- --------
       Total interest-earning assets          2,754,901   36,140     5.25          2,340,426   28,313     4.84

    Cash and due from banks                      78,500                               70,673
    Bank properties and equipment                36,792                               34,229
    Goodwill and intangibles                    134,789                               76,353
    Other assets                                 53,663                               74,689
                                            -----------                          -----------
Non-interest-earning assets                     303,744                              255,944
                                            -----------                          -----------
  Total assets                              $ 3,058,645                          $ 2,596,370
                                            ===========                          ===========
Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit      $   804,275    2,708     1.35 %      $   777,699    1,525     0.78 %
       Savings deposits                         442,588    1,121     1.01            386,269      729     0.75
       Time deposits                            653,212    4,295     2.63            525,901    3,186     2.42
                                            -----------  -------                 ----------- --------
         Total interest-bearing
           deposit accounts                   1,900,075    8,124     1.71          1,689,869    5,440     1.29
                                            -----------  -------                 ----------- --------
    Borrowed money
       Repurchase agreements with customers      69,793      320     1.83             59,886       54     0.36
       FHLB Advances                            219,130    2,034     3.71            160,837    1,735     4.31
       Federal funds purchased                    9,587       69     2.88              2,939       11     1.50
       Debentures                                77,322    1,125     5.82             72,234      809     4.48
                                            -----------  -------                 ----------- --------
          Total borrowings                      375,832    3,548     3.78            295,896    2,609     3.53

    Total interest-bearing liabilities        2,275,907   11,672     2.05          1,985,765    8,049     1.62
                                            -----------  -------                 ----------- --------
Non-interest-bearing demand deposits            487,915                              389,393
Other liabilities                                13,316                               32,581
                                            -----------                          -----------
  Total liabilities                           2,777,138                            2,407,739
                                                                                 -----------

Shareholders' equity                            281,507                              188,631
                                            -----------                          -----------
  Total liabilities and
    stockholders' equity                    $ 3,058,645                          $ 2,596,370
                                            ===========                          ===========

Net interest income                                     $ 24,468                             $ 20,264
                                                        ========                             ========
Interest rate spread (4)                                             3.20 %                               3.22 %
                                                                     ====                                 ====
Net interest margin (5)                                              3.55 %                               3.46 %
                                                                     ====                                 ====
Ratio of average interest-earning assets
  to average interest-bearing liabilities                          121.05 %                             117.86 %
                                                                   ======                               ======

--------------------------------------------------------------------------------
(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.